Exhibit 99.2

NEWS RELEASE

405 State Highway 121 Bypass

Building A, Suite 110

Lewisville TX  75067

Investor Contact:	Company Contact:
Deborah K. Pawlowski/James M. Culligan	David N. Clark
Kei Advisors LLC	President and CEO
Phone: 716.843.3908/716.843.3874	Phone: 361.883.3990

Email: dpawlowski@keiadvisors.com/jculligan@keiadvisors.com

Company Media Contact:
April Wade
Vice President of Communications and Government Relations
505.440.9441
awade@uraniumresources.com

Uranium Resources, Inc. Completes Private Offering

LEWISVILLE, TX, May 16, 2008 — Uranium Resources, Inc. (NASDAQ:  URRE) (“URI”), a uranium exploration, development, mining and production company, announced today the closing of a negotiated private placement transaction with institutional investors for shares of its common stock.  The sale raised $14,304,300.  The net proceeds of the offering are for the acquisition, permitting, exploration and development of additional properties in Texas and for general corporate purposes.

URI sold 3,295,920 shares of its common stock to a select group of institutional and accredited investors at a price of $4.34 per share which represented a 10 percent discount to the last sale price on May 13, 2008; and warrants to purchase 988,771 additional shares of common stock, at a price of $5.78, which represented a 20 percent premium to the last sale price of the Company’s common stock on May 13, 2008.  These warrants expire 60 months after issuance and are exercisable immediately.  In addition, ratchet warrants to purchase shares of common stock at $0.01 per share were issued as part of the private placement.  The ratchet warrants are triggered and become immediately exercisable in the event that the Company should issue shares of Common Stock at a price below $4.34 per share.  The number of shares that may be purchased upon the exercise of the ratchet warrants is determined by a formula that results in the effective price paid by the investors in this offering being equal to the price paid in a subsequent below $4.34 per share offering. The ratchet warrants expire on the earlier of 12 months following issuance, or ten days after the consummation of the sale of shares of the Company’s common stock which raises in one or more transactions at least $80 million in gross proceeds.

Oppenheimer & Co. acted as placement agent for Uranium Resources on this transaction. Pursuant to the agreement, Uranium Resources is required to file a registration statement with the U.S. Securities and Exchange Commission within ten business days covering the resale of the shares of common stock sold to the investors.  Until they are registered, the securities offered in the private placement may not be offered or sold in the United States, absent an applicable exemption from registration under the Act.

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ABOUT URANIUM RESOURCES, INC.

Uranium Resources Inc. explores for, develops and mines uranium.  Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects.  URI also has 183,000 acres of uranium mineral holdings and 100 million pounds of uranium mineralized material in New Mexico.  The Company acquired these properties over the past 20 years along with an extensive information database.  URI’s strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents, the success of the acquisition of Rio Algom and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

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